Exhibit 99.4

INDEPENDENCE REALTY TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

AS OF MARCH 31, 2014

The following unaudited pro forma financial statements of Independence Realty Trust, Inc. (together with its consolidated subsidiaries, the “Company,” “we,” “our,” or “us”) have been prepared to provide pro forma financial information with regard to: (i) the exchange by RAIT of 5,274,900 common units in our operating partnership for 5,274,900 shares of our common stock on May 7, 2013, (ii) the issuance of 4,000,000 shares of our common stock in August 2013, (iii) the acquisition of The Crossings at Ridgewood Apartments (the “Crossings”), which we acquired on November 22, 2013, (iv) the $8.6 million loan secured by our Berkshire Square property, which was drawn on December 27, 2013, (v) the issuance of 8,050,000 shares of our common stock on January 29, 2014, (vi) the acquisition of the Reserve at Eagle Ridge, which we acquired on January 31, 2014 and the $18.9 million of mortgage indebtedness obtained on February 7, 2014 related thereto, (vii) the acquisition of the Oklahoma Portfolio (including properties commonly referred to as The Augusta Apartments, Heritage Park Apartments, The Invitational Apartments, Raindance Apartments and Windrush Apartments), which we acquired on February 28, 2014, (viii) the acquisition of King’s Landing, which we acquired on March 31, 2014, (ix) the payment of cash dividends on our common stock in April, May and June 2014, which were declared by our board of directors on April 17, 2014, (x) the acquisition of Carrington Park Apartments, which we acquired on May 7, 2014, (xi) the repayment of $2,500 of revolving credit facility borrowings in connection with the $15.3 million loan secured by our Crossings property, which was drawn on May 27, 2014 and (xii) the acquisition of Arbors at the Reservoir (the “Arbors”), which we acquired on June 4, 2014 (collectively, the “Transactions”).

The unaudited pro forma consolidated balance sheet as of March 31, 2014 is presented as if the Transactions described in items (ix), (x), (xi) and (xii) had occurred on March 31, 2014. The unaudited pro forma consolidated statements of operations for the three month period ended March 31, 2014 and for the year ended December 31, 2013 is presented as if the Transactions had occurred on January 1, 2013. The transactions described in items (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) were completed on or prior to March 31, 2014 and are reflected in our historical unaudited consolidated balance sheet as of March 31, 2014.

The unaudited pro forma consolidated financial statements included in this Current Report on Form 8-K are presented for informational purposes only. The unaudited pro forma adjustments are based on information and assumptions that we consider reasonable and factually supportable. This information includes various estimates and assumptions and may not necessarily be indicative of the financial condition or results of operations that would have occurred if each of the Transactions occurred on the date or at the beginning of the period indicated or which may be obtained in the future. The unaudited pro forma consolidated balance sheet and statements of operations and accompanying notes should be read in conjunction with our historical consolidated financial statements and the statements of revenue and certain expenses of The Crossings at Ridgewood Apartments, as filed in a Current Report on Form 8-K/A on December 2, 2013, the Reserve at Eagle Ridge, as filed in a Current Report on Form 8-K/A on April 16, 2014, the Oklahoma Portfolio, as filed in a Current Report on Form 8-K/A on May 12, 2014, King’s Landing, as filed in a Current Report on Form 8-K/A on May 13, 2014, and Carrington Park Apartments and Arbors at the Reservoir, which are both included in this Current Report on Form 8-K.

The statements contained in this filing may include forward-looking statements within the meaning of the U.S. federal securities laws. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. As forward-looking statements, these statements involve risks and uncertainties that could cause actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to, uncertainties affecting real estate businesses generally, risks relating to acquisition activities and risks relating to leasing and re-leasing activities.

INDEPENDENCE REALTY TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2014

(Dollars in thousands, except share and per share data)

	Historical(A)	Adjustments(B)	Carrington Park Apartments(C)	Arbors at the Reservoir(D)	Pro Forma
ASSETS:
Investments in real estate, net of accumulated depreciation of $17,039	$303,398	$—	$21,241	$19,996	$344,635
Cash and cash equivalents	24,635	9,436	(19,514)	(8,100)	6,457
Restricted cash	3,126	—	—	—	3,126
Accounts receivable and other assets	2,142	—	—	—	2,142
Deferred costs and intangible assets, net of accumulated amortization of $1,528	3,269	191	259	254	3,973

Total Assets	$336,570	$9,627	$1,986	$12,150	$360,333

LIABILITIES AND EQUITY:
Mortgage indebtedness	$191,350	$12,813	$—	$12,150	$216,313
Accounts payable and accrued expenses	5,493	—	—	—	5,493
Accrued interest payable	32	—	—	—	32
Dividends payable	1,062	—	—	—	1,062
Other liabilities	961	—	—	—	961

Total Liabilities	198,898	12,813	—	12,150	223,861
Equity:
Stockholders’ Equity:
Preferred stock, $0.01 par value	—	—	—	—	—
Common stock, $0.01 par value	177	—	—	—	177
Additional paid-in capital	141,046	—	—	—	141,046
Retained earnings (accumulated deficit)	(3,551)	(3,186)	—	—	(6,737)

Total stockholders’ equity	137,672	(3,186)	—	—	134,486
Non-controlling interest	—	—	1,986	—	1,986

Total Equity	137,672	(3,186)	1,986	—	136,472

Total Liabilities and equity	$336,570	$9,627	$1,986	$12,150	$360,333

The accompanying notes are an integral part of this consolidated financial statement.

INDEPENDENCE REALTY TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2014

(Dollars in thousands, except share and per share data)

	Historical(E)	Reserve at Eagle Ridge(F)	The Oklahoma Portfolio(G)	King’s Landing(H)	Carrington Park Apartments(I)	Arbors at the Reservoir(J)	Pro Forma Adjustments		Company Pro Forma
REVENUE:
Rental income	$7,353	$319	$1,831	$648	$511	$502	$—		$11,164
Tenant reimbursement income	366	10	69	43	20	12	—		520
Other income	416	17	72	33	29	23	—		590

Total revenue	8,135	346	1,972	724	560	537	—		12,274
EXPENSES:
Property operating expenses	3,988	196	1,275	260	231	203	—		6,153
General & administrative expenses	168	—	—	—	—	—	—		168
Asset management fees	146	—	—	—	—	—	242	(K)	388
Acquisition expenses	362	—	—	—	—	—	—		362
Depreciation and amortization	2,123	—	—	—	—	—	644	(L)	2,767

Total expenses	6,787	196	1,275	260	231	203	886		9,838

Operating income	1,348	150	697	464	329	334	(886)		2,436
Interest expense	(1,299)	—	—	—	—	—	(727	)(M)	(2,026)
Interest income	4	—	—	—	—	—	—		4
Gain (loss) on assets	2,882	—	—	—	—	—	—		2,882

Net income (loss)	2,935	150	697	464	329	334	(1,613)		3,296
Income (loss) allocated to preferred shares	—	—	—	—	—	—	—		—
Income (loss) allocated to non- controlling interests	—	—	—	—	—	—	(7	)(N)	(7)

Net Income (loss) allocable to common shares	$2,935	$150	$697	$464	$329	$334	$(1,620)		$3,289

Earnings Per Share:
Basic	$0.19								$0.22

Diluted	$0.19								$0.22

Weighted-Average Shares:
Basic	15,198,096								15,198,096	(O)

Diluted	15,213,951								15,198,096	(O)

The accompanying notes are an integral part of this consolidated financial statement.

INDEPENDENCE REALTY TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(Dollars in thousands, except share and per share data)

	Historical(P)	The Crossings at Ridgewood Apartments(Q)	Reserve at Eagle Ridge(R)	The Oklahoma Portfolio(S)	King’s Landing(T)	Carrington Park Apartments(U)	Arbors at the Reservoir(V)	Other Insignificant Acquisitions(W)	Pro Forma Adjustments		Company Pro Forma
REVENUE:
Rental income	$17,843	$3,072	$3,661	$10,793	$2,628	$2,057	$2,021	$1,637	$—		$43,712
Tenant reimbursement income	943	202	117	369	183	62	53	34	—		1,963
Other income	1,157	170	189	524	77	108	105	106	—		2,436

Total revenue	19,943	3,444	3,967	11,686	2,888	2,227	2,179	1,777	—		48,111
EXPENSES:
Property operating expenses	9,429	1,796	2,110	6,878	967	843	881	701	—		23,605
General & administrative expenses	648	—	—	—	—	—	—	—	—		648
Asset management fees	272	—	—	—	—	—	—	—	1,503	(X)	1,775
Acquisition expenses	248	—	—	—	—	—	—	—	339	(Y)	587
Depreciation and amortization	4,413	—	—	—	—	—	—	—	7,088	(Z)	11,501

Total expenses	15,010	1,796	2,110	6,878	967	843	881	701	8,930		38,116

Operating income	4,933	1,648	1,857	4,808	1,921	1,384	1,298	1,076	(8,930)		9,995
Interest expense	(3,659)								(4,382	)(AA)	(8,041)

Net income (loss)	1,274	1,648	1,857	4,808	1,921	1,384	1,298	1,076	(13,312)		1,954
Income (loss) allocated to preferred shares	(10)	—	—	—	—	—	—	—	10	(BB)	—
Income (loss) allocated to non-controlling interests	(649)	—	—	—	—	—	—	—	645	(CC)	(4)

Net Income (loss) allocable to common shares	$615	$1,648	$1,857	$4,808	$1,921	$1,384	$1,298	$1,076	$(12,657)		$1,950

Earnings Per Share:
Basic	$0.12										$0.11

Diluted	$0.12										$0.11

Weighted-Average Shares:
Basic	5,330,814										17,689,409	(DD)

Diluted	5,330,814										17,689,409	(DD)

The accompanying notes are an integral part of this consolidated financial statement.

INDEPENDENCE REALTY TRUST, INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

(Dollars in thousands, except share and unit data)

The following notes discuss the pro forma adjustments to our unaudited pro forma consolidated balance sheet as of March 31, 2014.

(A)	Represents our historical unaudited consolidated balance sheet as previously filed on Form 10-Q as of March 31, 2014. Includes our acquisitions of Reserve at Eagle Ridge, which we acquired on January 31, 2014, the Oklahoma Portfolio, which we acquired on February 28, 2014 and King’s Landing, which we acquired on March 31, 2014.

(B)	Represents (i) $3,186 of cash dividends declared by our board of directors for the months of April, May and June 2014, (ii) repayment of $2,500 of revolving credit facility borrowings in May 2014 and (iii) net proceeds from the $15,313 loan secured by our Crossings property, which was drawn on May 27, 2014, which included $191 of financing costs. Costs incurred in connection with debt financing are capitalized as deferred financing costs and charged to interest expense over the terms of the related debt agreements, under the effective interest method. For the purposes of calculating the dividends we have assumed that 17,702,540 shares of our common stock are outstanding as of each of the record dates.

(C)	Represents the acquisition of Carrington Park Apartments in May 2014. The contract price was $21,500 and required the issuance of 222,061.68 Independence Realty Operating Partnership, LP, or IROP, common units valued at $1,986 and $19,514 of cash. The IROP common units can be exchanged for cash or Independence Realty Trust, Inc., or IRT, common stock at IROP’s election, for the equivalent number of shares of IRT common stock. We have allocated the total purchase price based upon estimated fair value in accordance with ASC 805, as shown in the table below. The allocations reflected in these unaudited pro forma consolidated financial statements have not been finalized and are based upon preliminary estimates of fair value. Consequently, amounts preliminarily allocated to identifiable tangible and intangible assets and liabilities could change significantly.

Land	$4,300
Building and improvements	16,941

Subtotal	21,241
Intangible asset—In place leases	259

Total	$21,500

(D)	Represents the acquisition of Arbors in June 2014 for $20,250. We paid the purchase price with $8,100 cash and $12,150 of revolving credit facility borrowings. We have allocated the total purchase price based upon estimated fair value in accordance with ASC 805, as shown in the table below. The allocations reflected in these unaudited pro forma consolidated financial statements have not been finalized and are based upon preliminary estimates of fair value. Consequently, amounts preliminarily allocated to identifiable tangible and intangible assets and liabilities could change significantly.

Land	$4,050
Building and improvements	15,946

Subtotal	19,996
Intangible asset—In place leases	254

Total	$20,250

The following notes discuss the pro forma adjustments to our unaudited pro forma consolidated statements of operations for the three month period ended March 31, 2014 and for the year ended December 31, 2013.

(E)	Represents our historical unaudited consolidated statement of operations as previously filed on Form 10-Q for the three month period ended March 31, 2014.

(F)	We acquired the Reserve at Eagle Ridge on January 31, 2014. This column reflects the operations of Reserve at Eagle Ridge from January 1, 2014 through January 31, 2014. The operations of Reserve at Eagle Ridge after the date of acquisition are included in our historical consolidated statement of operations for the three month period ended March 31, 2014.

(G)	We acquired the Oklahoma Portfolio on February 28, 2014. This column reflects the operations of the Oklahoma Portfolio from January 1, 2014 through February 28, 2014. The operations of the Oklahoma Portfolio after the date of acquisition are included in our historical consolidated statement of operations for the three month period ended March 31, 2014.

(H)	We acquired King’s Landing on March 31, 2014. This column reflects the operations of King’s Landing from January 1, 2014 through March 31, 2014.

(I)	We acquired Carrington Park Apartments on May 7, 2014. This column represents the unaudited historical statement of revenue and certain expenses of Carrington Park Apartments for the three month period ended March 31, 2014 appearing in this Current Report on Form 8-K.

(J)	We acquired Arbors on June 4, 2014. This column represents the unaudited historical statement of revenue and certain expenses of Arbors for the three month period ended March 31, 2014 appearing in this Current Report on Form 8-K.

(K)	Reflects asset management fees payable to our advisor as a result of the acquisitions of Reserve at Eagle Ridge in January 2014, the Oklahoma Portfolio in February 2014, King’s Landing in March 2014, Carrington Park Apartments in May 2014 and Arbors in June 2014, assuming they were acquired on January 1, 2013. Pursuant to our advisory agreement, asset management fees are payable at the annual rate of 0.75% on the gross assets acquired after August 14, 2013. The acquisitions of Reserve at Eagle Ridge, the Oklahoma Portfolio, King’s Landing, Carrington Park Apartments and Arbors increased gross assets by $171,327, or approximately $1,285 of asset management fees on an annual basis. For the three month period ended March 31, 2014, additional asset management fees of $242 would be due associated with these acquisitions.

(L)	Reflects depreciation expense for Reserve at Eagle Ridge, the Oklahoma Portfolio, King’s Landing, Carrington Park Apartments and Arbors based on a 40 year useful life for buildings and a five year useful life for furniture, fixtures and equipment. The pro-forma adjustment for depreciation expense includes the amount needed to record a full quarter of depreciation expense as these properties are assumed to be acquired on January 1, 2013.

(M)	The pro forma adjustment for interest expense reflects the following transactions as if they occurred on January 1, 2013: (i) $18,850 of mortgage indebtedness associated with the acquisition of the Reserve at Eagle Ridge in January 2014, (ii) $45,763 of mortgage indebtedness associated with the acquisition of the Oklahoma Portfolio in February 2014, (iii) $21,200 of mortgage indebtedness associated with the acquisition of King’s Landing in March 2014, (iv) $15,313 of mortgage indebtedness in May 2014 related to the permanent financing of the Crossings property, previously acquired in November 2013, (v) repayment of $2,500 of revolving credit facility borrowings in May 2014 and (vi) $12,150 of revolving credit facility borrowings for the acquisition of Arbors in June 2014. The pro forma adjustment was calculated as follows for the three month period ended March 31, 2014:

	Indebtedness	Interest Rate	Pro Forma Interest Expense
Reserve at Eagle Ridge (1)	$18,850	4.67%	$73
Oklahoma Portfolio (2)	48,312	2.80%	225
King’s Landing (3)	21,200	3.96%	210
Crossings (4)	15,313	3.88%	149
Line of Credit borrowings (5)	9,650	2.91%	70

Total/Weighted Average	$113,325	3.48%	$727

(1)	The pro forma interest expense adjustment reflects the period from January 1, 2014 to January 31, 2014. The period February 1, 2014 through March 31, 2014 is included in our historical consolidated financial statements.
(2)	The Oklahoma Portfolio first mortgage has an unpaid principal balance of $45,763, a contractual rate of 5.6% and matures on April 1, 2016. Upon the acquisition, we recorded the assumed mortgage at fair value based on a market rate of 2.8% for the remaining term. This resulted in a $2,549 premium being recorded for the assumed mortgage. The total carrying amount of the first mortgage is $48,312. The pro forma interest expense adjustment reflects the period from January 1, 2014 to February 28, 2014. The period March 1, 2014 through March 31, 2014 is included in our historical consolidated financial statements.
(3)	In the acquisition of King’s Landing, the debt assumed has a maturity date of June 1, 2022. The pro forma interest expense adjustment reflects the period from January 1, 2014 to March 31, 2014.
(4)	Permanent financing for the Crossings was settled on May 27, 2014. The loan has a maturity date of June 1, 2024. The property received temporary financing through IRT’s line of credit for the period November 22, 2013 through May 27, 2014.
(5)	For the period November 2013 through May 2014, we had $2,500 of debt outstanding on this credit facility in connection with the financing of the acquisition of the Crossings. We repaid the $2,500 of borrowings in May 2014 as permanent financing was obtained, described in Note 4 above. In addition, on June 4, 2014, we had $12,150 of debt outstanding on this credit facility to finance a portion of the purchase of Arbors. Interest on the line of credit accrues at an annual rate of 1 month LIBOR plus 275 basis points. The interest rate above reflects an average 1 month LIBOR of 0.16% for 2014. The pro forma interest expense adjustment reflects the $2,500 repayment for the period from January 1, 2014 to March 31, 2014, which is included in our historical consolidated financial statements and the $12,150 of borrowings for the three month period ended March 31, 2014.

(N)	Reflects the allocation of 0.21% of IROP net income for the three month period ended March 31, 2014 for the 222,061.68 IROP common units issued in connection with the purchase of Carrington Park Apartments.

(O)	The weighted-average shares outstanding for the three month period ended March 31, 2014 includes the issuance of 8,050,000 shares of our common stock in January 2014.

(P)	Represents our historical consolidated statement of operations for the year ended December 31, 2013 included in our Annual Report on Form 10-K.

(Q)	We acquired the Crossings on November 22, 2013. This column reflects the operations of the Crossings from January 1, 2013 through November 22, 2013. The operations of the Crossings after the date of acquisition are included in our historical consolidated statement of operations for the year ended December 31, 2013. The column was computed as follows:

	Results of Operations for the Nine-Month Period Ended September 30, 2013(1)	Results of Operations for the Period for October 1, 2013 through November 22, 2013(2)	Total Pro Forma Adjustment
REVENUE:
Rental income	$2,568	$504	$3,072
Tenant reimbursement income	169	33	202
Other income	142	28	170

Total revenue	2,879	565	3,444
CERTAIN EXPENSES:
Property operating expenses	1,501	295	1,796

Total certain expenses	1,501	295	1,796

Revenue over certain expenses	$1,378	$270	$1,648

(1)	Represents the unaudited historical statement of revenues and certain expenses of the Crossings as filed in a Current Report on Form 8-K/A on December 2, 2013.
(2)	Represents financial data for the Crossings for the period for October 1, 2013 through November 22, 2013, the date on which we acquired the property.

(R)	We acquired the Reserve at Eagle Ridge on January 31, 2014. This column represents the audited historical statement of revenue and certain expenses of the Reserve at Eagle Ridge for the year ended December 31, 2013, as filed in a Current Report on Form 8-K/A on April 16, 2014.

(S)	We acquired the Oklahoma Portfolio on February 28, 2014. This column represents the audited historical combined statement of revenue and certain expenses of the Oklahoma Portfolio for the year ended December 31, 2013, as filed in a Current Report on Form 8-K/A on May 12, 2014.

(T)	We acquired King’s Landing on March 31, 2014. This column represents the audited historical statement of revenue and certain expenses of King’s Landing for the year ended December 31, 2013, as filed in a Current Report on Form 8-K/A on May 13, 2014.

(U)	We acquired Carrington Park Apartments on May 7, 2014. This column represents the audited historical statement of revenue and certain expenses of Carrington Park Apartments for the year ended December 31, 2013 appearing in this Current Report on Form 8-K.

(V)	We acquired Arbors on June 4, 2014. This column represents the audited historical statement of revenue and certain expenses of Arbors for the year ended December 31, 2013 appearing in this Current Report on Form 8-K.

(W)	Represents a pro forma adjustment to reflect the historical property operations for Berkshire Square Apartments that was acquired on September 19, 2013 for $13,250. The property operations for the period after September 19, 2013 are already included in our historical financial statements and the pro forma adjustments below represent the historical property operations prior to September 19, 2013.

Results of Operations for the Period from January 1, 2013 to September 18, 2013
REVENUE:
Rental income	$1,637
Tenant reimbursement income	34
Other income	106

Total revenue	1,777
CERTAIN EXPENSES:
Property operating expenses	$701

Total certain expenses	701

Revenue over certain expenses	$1,076

(X)	Reflects asset management fees payable to our advisor as a result of the acquisitions of Berkshire Square in September 2013, The Crossings in November 2013, the Reserve at Eagle Ridge in January 2014, the Oklahoma Portfolio in February 2014, King’s Landing in March 2014, Carrington Park Apartments in May 2014 and Arbors in June 2014, assuming they were acquired on January 1, 2013. Pursuant to our advisory agreement, asset management fees are payable at the annual rate of 0.75% on the gross assets acquired after August 14, 2013. The acquisitions of Berkshire Square, The Crossings, the Reserve at Eagle Ridge, the Oklahoma Portfolio, King’s Landing, Carrington Park Apartments and Arbors increased gross assets by $206,406, or approximately $1,548 of asset management fees on an annual basis. For the year ended December 31, 2013, additional asset management fees of $1,503 would be due associated with these acquisitions.

(Y)	Reflects actual acquisition costs of $77 for the Reserve at Eagle Ridge, acquired on January 31, 2014, $190 for the Oklahoma Portfolio, acquired on February 28, 2014, $42 for King’s Landing, acquired on March 31, 2014, $11 for Carrington Park Apartments, acquired on May 7, 2014 and $19 for Arbors, acquired on June 4, 2014.

(Z)	Reflects depreciation expense for Berkshire Square, The Crossings, the Reserve at Eagle Ridge, the Oklahoma Portfolio, King’s Landing, Carrington Park Apartments and Arbors based on a 40 year useful life for buildings and a five year useful life for furniture, fixtures and equipment. Also includes the amortization expense of the in-place lease values over the estimated life of six months during the year ended December 31, 2013, $281 for Berkshire Square, $452 for the Crossings, $457 for the Reserve at Eagle Ridge, $1,269 for the Oklahoma Portfolio, $315 for King’s Landing, $259 for Carrington Park Apartments and $254 for Arbors. The pro-forma adjustment for depreciation and amortization expense includes the amount needed to record a full year of depreciation expense and to fully amortize the in-place lease values in 2013 as each of these properties are assumed to be acquired on January 1, 2013.

(AA)	The pro forma adjustment for interest expense reflects the following transactions as if they occurred on January 1, 2013: (i) $8,612 of mortgage indebtedness associated with Berkshire Square in December 2013, (ii) $18,850 of mortgage indebtedness associated with the acquisition of the Reserve at Eagle Ridge in January 2014, (iii) $45,763 of mortgage indebtedness associated with the acquisition of the Oklahoma Portfolio in February 2014, (iv) $21,200 of mortgage indebtedness associated with the acquisition of King’s Landing in March 2014, (v) $15,313 of mortgage indebtedness related to the permanent financing of the Crossings acquired in November 2013, (vi) repayment of $2,500 of revolving credit facility borrowings in May 2014 and (vii) $12,150 of revolving credit facility borrowings for the acquisition of Arbors in June 2014. The pro forma adjustment was calculated as follows for the year ended December 31, 2013:

	Indebtedness	Interest Rate	Pro Forma Interest Expense
Berkshire Square mortgage (1)	$8,612	4.42%	$366
Reserve at Eagle Ridge	18,850	4.67%	880
Oklahoma Portfolio (2)	48,312	2.80%	1,353
King’s Landing (3)	21,200	3.96%	840
Crossings (4)	15,313	3.88%	594
Line of Credit borrowings (5)	9,650	2.94%	349

Total/Weighted Average	$121,937	3.55%	$4,382

(1)	Berkshire Square was acquired on September 19, 2013. Financing was obtained on December 27, 2013. As such, interest expense from December 27, 2013 through December 31, 2013 is included in our historical operating results. The pro forma interest expense adjustment, therefore, includes the period from January 1, 2013 to December 26, 2013.
(2)	The Oklahoma Portfolio first mortgage has an unpaid principal balance of $45,763, a contractual rate of 5.6% and matures on April 1, 2016. Upon the acquisition, we recorded the assumed mortgage at fair value based on a market rate of 2.8% for the remaining term. This resulted in a $2,549 premium being recorded for the assumed mortgage. The total carrying amount of the first mortgage is $48,312.
(3)	In the acquisition of King’s Landing, the debt assumed has a maturity date of June 1, 2022.
(4)	Permanent financing for the Crossings was settled on May 27, 2014. The loan has a maturity date of June 1, 2024. The property received temporary financing through IRT’s line of credit for the period November 22, 2013 through May 27, 2014.
(5)	For the period November 2013 through May 2014, we had $2,500 of debt outstanding on this credit facility in connection with the financing of the acquisition of the Crossings. We repaid the $2,500 of borrowings in May 2014 as permanent financing was obtained, described in Note 4 above. In addition, on June 4, 2014, we had $12,150 of debt outstanding on this credit facility to finance a portion of the purchase of Arbors. Interest on the line of credit accrues at an annual rate of 1 month LIBOR plus 275 basis points. The interest rate above reflects an average 1 month LIBOR of 0.19% for 2013. The pro forma interest expense adjustment reflects the $2,500 repayment for the period from November 22, 2013 to December 31, 2013, which is included in our historical consolidated financial statements and the $12,150 of borrowings for the year ended December 31, 2013.

(BB)	In August 2013, we redeemed, in full, our Series A Preferred Shares at par. This adjustment reflects that redemption as if it occurred on January 1, 2013.

(CC)	In August 2013, we redeemed, in full, our Series B Preferred Units of our operating partnership at par $649. This adjustment reflects that redemption as if it occurred on January 1, 2013. This adjustment also reflects the allocation of 0.21% of IROP net income for the year ended December 31, 2013 for the 222,061.68 IROP common units issued in connection with the purchase of Carrington Park Apartments.

(DD)	The weighted-average shares outstanding for the year ended December 31, 2013 reflect the following transactions as if they occurred on January 1, 2013: (i) the conversion in May 2013 of RAIT’s 5,274,900 common units in our operating partnership into 5,274,900 shares of our common stock, (ii) the issuance of 4,000,000 shares of our common stock in August 2013 and (iii) the issuance of 8,050,000 shares of our common stock in January 2014.